Exhibit 99.1

Contacts:

Stephanie Diaz (Investors)	Tim Brons (Media)	Ryan D. Lake (CFO)
Vida Strategic Partners	Vida Strategic Partners	Societal CDMO
415-675-7401	415-675-7402	770-531-8365
sdiaz@vidasp.com	tbrons@vidasp.com	ryan.lake@societalcdmo.com

Societal CDMO announces corporate restructuring

Strategic Realignment Designed to Right Size Organization to Address Macro Pharma Market Financing Challenges and Increase Operational Efficiency in Areas of Historical Strength

SAN DIEGO, CA, and GAINESVILLE, GA – September 20, 2023 — Societal CDMO, Inc. (“Societal CDMO”; NASDAQ: SCTL), a contract development and manufacturing organization (CDMO) dedicated to solving complex formulation and manufacturing challenges primarily in small molecule therapeutic development, today announced a strategic restructuring plan to streamline and optimize operations.

Following the completion of a comprehensive review of its operations, Societal has reduced its workforce by 26 positions (9%) across all aspects of the business, effective September 20, 2023. It also has eliminated nine open positions. These moves are expected to result in annualized savings of approximately $5.5 million. A significant majority of the cuts will impact the portion of the business supporting earlier-stage services, which are most acutely affected by the current financing environment.

“Our executive team, in collaboration with our board of directors, has executed a careful review of our current operations and resources and determined that this strategic realignment is essential at this time. Industry-wide funding challenges, which are particularly impacting early-stage drug development, dictate that we reduce our infrastructure in areas that support companies most affected by this slowdown. Taking these difficult but important steps will enable us to increase our operational efficiency, especially in areas that historically have been our greatest strengths. Additionally, this restructuring will bolster our ability to achieve our growth strategies and continue to deliver on our commitment to playing a key role in bringing important medicines to patients,” said David Enloe, chief executive officer of Societal CDMO. “We are deeply appreciative of the tireless commitment of all our team members, and extend a heartfelt thank you for the essential contributions made by those that are impacted by this restructuring.”

To further support this organizational realignment, Societal has appointed Wayne Weisman, our current chairman, as executive chairman of the board of directors. Appointing Mr. Weisman as executive chairman will enable him, along with the support of the board, to provide more direct oversight on the implementation and execution of the corporate strategy.

“I am pleased to assume the role of executive chairman and further support our management as it navigates today’s challenging financial environment. I, as well as the other members of the Societal board of directors, have an excellent working relationship with our management team, and I appreciate the opportunity to expand our engagement on these strategic matters,” stated Mr. Weisman.

About Societal CDMO

Societal CDMO (NASDAQ: SCTL) is a bi-coastal contract development and manufacturing organization (CDMO) with capabilities spanning pre-Investigational New Drug (IND) development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus in the area of small molecules. With an expertise in solving complex manufacturing problems, Societal CDMO is a leading CDMO providing therapeutic development, end-to-end regulatory support, clinical and commercial manufacturing, aseptic fill/finish, lyophilization, packaging and logistics services to the global pharmaceutical market.

In addition to our experience in handling DEA controlled substances and developing and manufacturing modified-release dosage forms, Societal CDMO has the expertise to deliver on our clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. We do all of this in our best-in-class facilities, which total 145,000 square feet, in Gainesville, Georgia and San Diego, California.

Societal CDMO: Bringing Science to Society. For more information about Societal CDMO’s customer solutions, visit societalcdmo.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements include, but are not limited to, statements regarding the anticipated cost savings of the restructuring. The words “anticipate”, “believe”, “could”, “estimate”, “upcoming”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will” and similar terms and phrases may be used to identify forward-looking statements in this press release. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that could cause the company’s actual outcomes to differ materially from those expressed in or underlying these forward-looking statements include risks and uncertainties associated with realizing the expected benefits of the restructuring plan in a timely manner, or at all, potential negative impacts of the restructuring on the Company’s business operations and reputation, retaining skilled and motivated personnel, costs of restructuring and expected future balances of cash, cash equivalents and short-term investments These forward-looking statements should be considered together with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law.